EXHIBIT 99.3

                         ESCROW SHARE TRANSFER AGREEMENT

                          THIS AGREEMENT made as of the 6th day of October, 1997

BETWEEN

                  JAMES R. YEATES, an individual resident in the City of Vancouver, in the Province of British Columbia, TIMOTHY R. TYCHOLIS, an individual resident in the City of Calgary, in the Province of Alberta, and INTERACTIVE SELLING INC. and
                  TMH CAPITAL CORP., corporation incorporated pursuant to the laws of the province of British Columbia

                  (hereinafter collectively referred to as the "Vendors")

                                                               ON THE FIRST PART

                                       AND

                  EACH OF THE PERSONS SET OUT IN SCHEDULE "A" TO
                  THIS AGREEMENT

                  (hereinafter collectively referred to as the "Purchasers")

                                                              ON THE SECOND PART

                  WHEREAS:

A. The Vendors own, beneficially and of record, common shares in the capital of ISI Ventures Inc. in the numbers set out below:

                  NAME                                SHARES
                  TMH Capital Corp.                   100,000
                  James R.  Yeates                    100,000
                  Timothy R.  Tycholis                25,000
                  Interactive Selling Inc.            700,000

B. The Vendors desire to sell such common shares to the Purchasers and the Purchasers desire to purchase such common shares from the Vendors.



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                  NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of promises, covenants, agreements, warranties, and payments herein set forth and provided for, the parties hereto respectively covenant and agree as follows:

                                    SECTION 1

                                 INTERPRETATION

1.1               DEFINITION

In this Agreement, unless there is something in the subject matter or context inconsistent therewith:

         (a) "Agreement" means this agreement among the Vendors and the purchasers, and the expressions "above", "below", "herein", "hereof" and similar expressions refer to this Agreement.

         (b) "Ayotte" means Ayotte Drums Only Inc., a corporation incorpor-ated pursuant to the laws of the Province of British Columbia;

         (c) "Business" means the business currently and heretofore carried on by the Corporation as a going concern;

         (d) "Corporation" means ISI Ventures Inc., a corporation incorpor-ated pursuant to the laws of the Province of Alberta;

         (e) "Closing Date"" means the day before the date the Corporation takes up and pays for the common shares of Ayotte tendered into the Offer;

         (f) "Escrow Agreement" means that certain escrow agreement dated the 29th day of November, 1996, among the Corporation, the Transfer Agent as trustee, and the Vendors;

         (g) "Income Tax Act" means the "Income Tax Act (Canada), as amended;

         (h) "Lock-Up Agreement" means that certain agreement dated August 28, 1997 among the Corporation, certain of its principals and the principals of Ayotte;

         (i) "Major Transaction" means the transactions contemplated in the Lock-Up Agreement;

         (j) "New Shares" means an aggregate of 250,000 Shares of the Corporation, from among the shares to be issued to the Purchasers pursuant to the acceptance by the Purchasers of the Offer, such Shares to be free of any statutory hold periods or escrow requirements;

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         (k)      "Offer" means the take-over bid to be made by the  Corporation to all the securityholders of Ayotte as contemplated in the Lock-Up Agreement;

         (l) "Purchase Price" has the meaning attributed to it in Section 4 hereof and is payable in the manner set out in Section 4 hereof;

         (m) "Purchase Shares" means 925,000 issued and outstanding Shares owned by the Vendors;

         (n)      "Regulatory   Approvals"   means   the   approvals   for   the
                  transactions contemplated herein, as required from all regulatory bodies, including the Alberta Securities Commission and The Alberta Stock Exchange;

         (o)      "Shares"   means   common   shares  in  the   capital  of  the
                  Corporation;

         (p) "Shareholder Approval" means approval of the majority of the minority of the shareholders of the Corporation, obtained at a meeting of shareholders in accordance with Circular No. 7 of the policies of The Alberta Stock Exchange;

         (q)      "Time  of  Closing" means  the  time of closing on the Closing
                  Date;

         (r) "Transfer Agent" means Montreal Trust Company of Canada at its offices in Calgary, Alberta.

1.2               CANADIAN DOLLARS

All dollar amounts referred to in this Agreement are in Canadian Funds, unless otherwise indicated herein.

1.3               EXTENDED MEANINGS

In this Agreement, words importing the singular number include the plural and vice versa and words importing gender entail all genders, including the neuter gender.

1.4               ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

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1.5               HEADINGS

Section and paragraph headings are not to be considered part of this Agreement and are included solely for convenience of reference and are not intended to be full or accurate descriptions of the contents thereof.

1.6               SUCCESSORS AND ASSIGNS

All of the terms and provisions in this Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective successors and assigns.

                                    SECTION 2

          REPRESENTATIONS AND WARRANTIES OF VENDORS AND THE CORPORATION

2.1               REPRESENTATIONS OF THE VENDORS

To induce the Purchasers to enter into this Agreement and complete the transactions contemplated hereby, the Vendors individually represent and warrant to and in favor of the Purchasers now as provided in this Section 2.1 in respect of the Corporation and the Purchased Shares.

         (a) Each of the Vendors beneficially and of record owns the Purchased Shares represented herein to be owned by him and such Purchased Shares are free of all mortgages, charges, liens, pledges, claims, security interests, agreements and other encumbrances and no person, firm or corporation has any agreement or option or right capable of becoming an agreement or option for the purchase from any of the Vendors of any of the Purchased Shares represented herein to be owned by him except as provided herein, and each of the Vendors has good right, full power and absolute authority to sell and assign the Purchased Shares held by him as provided in this Agreement. The Purchased Shares are not subject to any shareholder, pooling, escrow or similar agreements, except the Escrow Agreement.

         (b) This Agreement has been duly executed and delivered by each of the Vendors and all documents required hereunder to be executed and delivered by each of the Vendors shall have been duly executed and delivered and this Agreement does, and such documents will, constitute legal, valid and binding obligations of each of the Vendors enforceable in accordance with their terms.

         (c) The execution and delivery of this Agreement and each and every agreement or document to be executed and delivered hereunder by each of the Vendors and the consummation of transactions contemplated herein will not, as a result of such Vendor's involvement, violate nor be in conflict with any provision of any agreement or instrument to which such Vendor is a party or is bound or, to the best of such

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                  Vendor's  knowledge,  information  and belief,  any  judgment, decree, order, statute, rule or regulation applicable to such Vendor.

         (d) There are no actions, suits, proceedings or claims existing or, to the best of the knowledge, information and belief of each of the Vendors, pending or threatened, which might reasonably be expected to result in a material impairment or loss of such Vendor's interest in its portion of the Purchased Shares or any part thereof, and there is no particular circumstance, matter or thing known to each of the Vendors which could reasonably be anticipated to give rise to any such action, suit, proceeding or claim.

         (e) The Corporation is, and at the closing Dates shall continue to be, a corporation duly incorporated under its jurisdiction of incorporation, validly existing, and is and will continue to be as of the Closing Date in good standing under the laws of the province of Alberta.

         (f) The business of the Corporation has been carried on in the ordinary course since incorporation.

         (g) The Corporation has authorized capital of an unlimited number of common shares and an unlimited number of preferred shares, issuable in series, and total issued and outstanding capital of 2,000,000 common shares.

         (h) There are no outstanding subscriptions, options, rights, warrants or other agreements or commitments obligating the Corporation to sell or issue any additional shares of any class or securities convertible into any share of any class, other than options to directors and officers of the Corporation for 200,000 Shares and an option to Acumen Capital for 100,000 Shares.

         (i) Other than as disclosed herein, no person, firm or corporation has any right to acquire any interest in the share capital of the Corporation by virtue of or arising from this Agreement.

         (j)      Since  its  incorporation,   the  Corporation  has  not  paid,
                  declared or authorized any dividends or other distributions in respect of its outstanding shares.

         (k) The Corporation has not incurred any liability, contingent or otherwise, for brokers' or finders' fees in respect of this transaction for which the Vendors or the Corporation shall have any obligation or liability.

         (l) The minute book of the Corporation contains copies of all minutes of all meetings and the consent resolutions of the directors, committees of directors and

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                  shareholders  of the  Corporation  and all such  meetings were duly called and properly held and all such consent resolutions were properly adopted.

         (m) The Corporation has no outstanding employment contracts for services, including any management, consulting, employee or labour agreements or arrangements.

         (n) No payments have been made or authorized by the Corporation since incorporation to its former or present officers, directors, shareholders or employees, or to any person or company not dealing at arm's length (as such term is defined in the Income Tax Act (Canada)), other than payments made for reimbursement of expenses.

         (o) No material liabilities or obligations have been incurred or authorized by the Corporation, except as disclosed herein or otherwise to the Corporation in writing.

         (p) The Corporation is not a party to any agreement of guarantee, indemnification or assumption of obligations of a third party, or other like commitment, including endorsements or other contingent liabilities.

         (q) The Corporation is a reporting issuer in the Province of Alberta in good standing.

         (r) The Corporation is in compliance in all material respects with Policy 4.11 and Circular No. 7 and all other Policies and Procedures of The Alberta Stock Exchange.

         (s) There are no actions, suits or other legal, administrative or arbitration proceedings for government investigations, actual or, to the best of the knowledge, information and belief of the Corporation, threatened, which might reasonably be expected to result in a material impairment or loss of the assets of the Corporation and there is no particular circumstance, matter or thing known to the Corporation which could reasonably be anticipated to give rise to any such action, suit or other legal, administrative or arbitration proceeding or government investigation.

         (t) The Corporation is not now a party to any bonus, pension, profit sharing, deferred compensation, retirement, hospitalization insurance, medical insurance or similar plan or practice, formal or informal, in effect with respect to any employees or others.

2.2               REPRESENTATIONS AND WARRANTIES SURVIVING CLOSING DATE
                  -----------------------------------------------------

The covenants,  representations  and warranties of the Vendors contained in this
Section 2 and elsewhere in this Agreement, shall either be set forth in or shall be deemed to apply to all assignments, transfers conveyances or other documents conveying the Purchased Shares hereunder, and there shall not be any merger of any covenant, representation or warranty in such assignments,

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transfers,  conveyances or documents,  notwithstanding any rule or law in equity or in statute to the contrary, and shall continue in full force and effect for a period of 6 months from the Closing Date.

                                    SECTION 3

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

3.1               REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS
                  ------------------------------------------------

To induce the Vendors to enter into this Agreement and complete the transactions contemplated hereby, the Purchasers represent and warrant to and in favour of the Vendors as provided in this Section 3.

         (a) This Agreement has been duly executed and delivered by each of the Purchasers and all documents required hereunder to be executed and delivered by each of the Purchasers shall have been duly executed and delivered and this Agreement does, and such documents will constitute legal, valid and binding obligations of each of the Purchasers enforceable in accordance with their terms.

         (b) The execution and delivery of this Agreement and each and every agreement or document to be executed and delivered hereunder by each of the Purchasers and the consummation of transactions contemplated herein will not, as a result of such Purchaser's involvement, violate nor be in conflict with any provision of any material agreement or instrument to which such Purchaser is a party or is bound or, to the best of such Purchaser's knowledge, information and belief, any judgment, decree, order, statute, rule or regulation applicable to such Purchaser.

         (c) Each of the Purchasers is a resident of Canada within the meaning of the Income Tax Act (Canada).

         (d) None of the Purchasers is a "non-Canadian" within the meaning of the Investment Canada Act.


3.2               REPRESENTATIONS AND WARRANTIES SURVIVING THE CLOSING DATE
                  ---------------------------------------------------------

The covenants, representations and warranties of the Purchasers contained in this Section 3 and elsewhere in this Agreement shall either be set forth in or shall be deemed to apply to all assignments, transfers, conveyances or other documents conveying the Purchased Shares hereunder, and there shall not be any merger of any covenant, representation or warranty in such assignments, transfers, conveyances or documents, notwithstanding any rule or law in equity or in statute to the contrary, and shall continue in full force and effect for a period of 6 months from the Closing Date.

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                                    SECTION 4

                          PURCHASE OF PURCHASED SHARES

4.1               PURCHASE PRICE FOR THE PURCHASED SECURITIES
                  -------------------------------------------

At the Time of Closing, the Vendors shall sell and convey and the Purchasers shall purchase and accept the Purchased Shares for an aggregate purchase price as determined by the provisions of paragraph 4.2 below.

4.2               THE PURCHASE PRICE

The Purchase Price for the Purchased Shares shall be $0.20 per Purchased Share, which shall be paid to the Vendors at the Time of Closing either in cash or by the delivery of one (1) New Share for each Purchased Share, as more particularly set out in Schedule "B: to this Agreement. For clarity, the Purchase Price shall comprise of an aggregate of $135,000 and 250,000 New Shares.

4.3               DELIVERY OF THE PURCHASED SHARES

Subject to the fulfilment of all of the terms and conditions hereof (unless waived as herein provided), at the Time of Closing, the Vendors shall deliver to the Purchasers evidence in writing from the Transfer Agent that a transfer within escrow of share certificates representing the Purchased Shares has been duly and regularly recorded on the books of the Trustee in the name of the Purchasers as set out in Schedule "C" to this Agreement.

4.4               DELIVERY OF NEW SHARES

Subject to the fulfilment of all of the terms and conditions hereof (unless waived as herein provided), at the Time of Closing, the Purchasers shall deliver to the Vendors the new Shares duly endorsed for transfer and signature guaranteed, as set forth in Schedule "B".

                                    SECTION 5

                             COMPLETION OF PURCHASE

5.1               PURCHASERS' CONDITIONS

The obligation of the Purchasers to complete the purchase of the Purchased Shares contemplated herein is subject to the fulfilment of each of the following conditions, unless waived in writing by each of the Purchasers.

         (a) Vendors' and Corporations' Representations, Warranties and Covenants. At the Time of Closing, the Vendors and the Corporation shall have executed, delivered and performed all agreements and documents on their part to be performed hereunder

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                  and all representations and warranties  contained in Section 2 shall be true at the Time of Closing, with the same effect as if made on and of such date.

         (b) Regulatory Approvals. At the Time of Closing, there shall have been obtained the written consents or approvals, in form and substance satisfactory to the Purchasers acting reasonably, of any governmental or regulatory agency or person whose consent to the transactions contemplated hereby is required, including The Alberta Securities Commission and The Alberta Stock Exchange. The Vendors and the Purchasers agree to co-operate in obtaining all required orders, consents and approvals.

         (c) Corporate Proceedings. At the Time of Closing, all necessary steps and corporate proceedings shall have been taken to permit the Purchased Shares to be duly and regularly transferred to the Purchasers.

         (d) Closing of Major Transaction. At the Time of Closing and concurrent with the closing of the transactions contemplated herein, the take-over bid contemplated in the Lock-Up Agreement shall have been completed.

         (e) Transfer within Escrow. At the Time of Closing, the Alberta Securities Commission shall have approved of a transfer within escrow of the Purchased Shares to the Purchasers.

         (f)      Delivery.  At the  Time of  Closing,  there  shall  have  been delivered to the satisfaction of the Purchasers, acting reasonably, evidence of the transfer of the Purchased Shares in the names of the Purchasers as set forth in Section 4 hereof.

If any such conditions shall not be fulfilled or waived in writing by the Purchasers at or prior to the Time of Closing, the Purchasers may rescind this Agreement by written notice to the Vendors and the Corporation and, in such event, the Purchasers, the Vendors and the Corporation shall be released from all obligations hereunder.

5.2               Vendors' Conditions

         (a) Purchasers' Representations, Warranties and Covenants. At the Time of Closing, the Purchasers shall have executed, delivered and performed all agreements and documents on their part to be performed hereunder and all representations and warranties contained in Section 3 shall be true at the Time of Closing, with the same effect if made on and as of such date.

         (b) Regulatory Approvals. At the Time of Closing, there shall have been obtained the written consents or approvals, in form and substance satisfactory to the Vendors acting reasonably, of any governmental or regulatory agency or person whose

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                  consent  to  the   transactions  is  contemplated   hereby  is
                  required, including the Alberta Securities Commission and The Alberta Stock Exchange. The Vendors and the Purchasers agree to co-operate in obtaining all required orders, consents and approvals.

         (c) Closing of Major Transaction. At the Time of Closing and concurrent with the closing of the transactions contemplated herein, the take-over bid contemplated in the Lock-Up Agreement shall have been completed.

         (d) Transfer within Escrow. At the Time of Closing, the Alberta Securities Commission shall have approved of a transfer within escrow of the Purchased Shares to the Purchasers.

         (e) Delivery. At the Time of Closing, the Purchasers shall have delivered to the Vendors the Purchase Price as set forth in
                  Section 4 hereof and the New Shares shall be free of all trading restrictions whatsoever.

If any such conditions shall not be fulfilled or waived in writing by the Vendors at or prior to the Time of Closing, the Vendors may rescind this Agreement by written notice to the Purchasers and, in such event, the Vendors, the Purchasers and the Corporation shall be released from all obligations hereunder.

5.3               RESCISSION AND TERMINATION

         (a) Satisfaction of Conditions. Each of the parties hereto covenant and agree with the other parties hereto to use all reasonable efforts until the Closing Date to take or refrain from taking any actions with the intent that the conditions precedent, as set forth in this Section 5, shall be satisfied and all covenants and agreements herein made by them shall have been performed.

         (b) Consequences of Rescission. In the event that this Agreement is rescinded and terminated pursuant to the provisions of paragraph 5.1 or 5.2 herein, each party hereto shall be released from all obligations hereunder and each party hereto shall take all reasonable actions to return the other parties to the position relative to the Purchased Shares which such party occupied prior to the execution hereof.

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                                    SECTION 6

                                     GENERAL

6.1               ACCESS TO PREMISES AND RECORDS

Up to and including the Closing Date, the Purchasers and their representatives shall have full and complete access, during normal business hours, to the premises, books and other records of the Corporation for the purpose of investigating the Business and affairs of the Corporation.

6.2               LIMITATION ON LIABILITY

The aggregate liability of any party pursuant to Section 5 is limited to that portion of the Purchase Price attributable to the Shares purchased or sold by such party.

6.3               CARRYING ON BUSINESS TO CLOSING

         (a) The Vendor shall cause the Corporation to carry on its Business in the ordinary course between the date of execution and delivery of this Agreement and the Closing Date and undertake to notify the Purchasers of any event or occurrence during such period which might reasonably be considered to have a material adverse effect on the Business of the Corporation.

         (b) Unless otherwise approved by the Purchasers in writing, which approval may not be arbitrarily or unreasonably withheld, the Vendors covenant with the Purchasers that during the period from the date hereof until the earlier of the Closing Date and termination of this Agreement, they shall ensure that the Corporation shall not do any of the following:

                  (i) sell, transfer or dispose of or create any mortgage, pledge, waiver or other encumbrance or a security interest on or in respect of the whole or any part of the assets of the Corporation;

                  (ii) enter into any transaction not in the ordinary course of business;

                  (iii) borrow money or incur any indebtedness for money borrowed;

                  (iv) make loans, advances or other payments, excluding routine advances to directors or officers of the Corporation for expenses incurred in the ordinary course and such amounts as contemplated in or required by this Agreement, the Lock-Up Agreement, and the Offers;

                  (v)      make any capital expenditures;


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                  (vi)     issue,  sell or agree  to  issue or sell any  shares,
                           rights, options, warrants or other securities of the Corporation;

                  (vii) purchase, cancel, retire, redeem or otherwise acquire any of the Corporation's outstanding shares, rights, options, warrants or other securities other than as contemplated herein;

                  (viii) change, amend or modify the charter documents or by-laws of the Corporation, except as contemplated in the Management Information Circular;

                  (ix) enter into or amend any contract or otherwise agree to any changes in any contract to which the Corporation is a party, except any and all stock option agreements as contemplated herein; or

                  (x) declare, set aside, make or pay any dividend or other distribution of any kind in respect of any securities issued by the Corporation.

6.4               DOCUMENTS AND INFORMATION CONFIDENTIAL

Until immediately after the Time of Closing, all documents and information exchanged or received hereunder by the Purchasers, the Vendors or the Corporation and their respective auditors and solicitors shall be treated as confidential information except as may be required by law or regulation, including the rules and policies of The Alberta Stock Exchange.

6.5               TIME OF THE ESSENCE

Time shall be of the essence of this Agreement.

6.6               GOVERNING LAW

This Agreement shall be construed in accordance with the laws of the Province of Alberta.

6.7               EXECUTION

This Agreement may be executed by in several counterparts including facsimile counterpart, each counterpart shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and, notwithstanding their date of execution, shall be deemed to bear the date as of the date above written.

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6.8               NOTICES

Any notice required or permitted to be given by a party hereto to the other shall be given in writing and addressed:

         (a)      if to any of the Vendors:

                  c/o Ogilvie and Company
                  1600, 407 - 2nd Street, S.W.
                  Calgary, Alberta

                  T2P 2Y3

                  Attention:  Michael R.  Rempel

         (b)      if to any of the Purchasers:

                  c/o Heenan Blaikie
                  1199 West Hastings Street
                  Vancouver, British Columbia

                  V6E 3T5

Any such notice may be delivered or transmitted by facsimile. Any notice delivered or transmitted by facsimile as aforesaid shall be deemed to have been received by the party hereto which it is so delivered at the time on the date of its being so delivered. Any party may change its address for notice by giving notice to that effect.

6.9               SCHEDULES AND RECITALS

All of the Schedules and Recitals to this Agreement are a part of this Agreement and are not severable from it.

         IN WITNESS WHEREOF the parties have hereunto executed this Agreement as of the date and year first above written.

ISI VENTURES INC.

Per:

INTERACTIVE SELLING INC                        TMH CAPITAL CORP.

Per:   /s/  Terry M.  Holland              Per:   /s/  Terry M.  Holland
    ------------------------------             -------------------------

     /s/     James R.  Yeates                   /s/     Timothy R.  Tycholis
----------------------------------         -------------------------------------
James R.  Yeates                           Timothy R.  Tycholis

     /s/     Bhupendra Batra                    /s/     Richard Crosson
----------------------------------         -------------------------------------
Bhupendra Batra                            Richard Crosson

     /s/     Ray Ayotte                         /s/     Ian Klassen
----------------------------------         -------------------------------------
Ray Ayotte                                 Ian Klassen

     /s/     Jack Wolfe                         /s/     Philip Levinson
----------------------------------         -------------------------------------
Jack Wolfe                                 Philip Levinson

     /s/     Garry Zlotnick                     /s/     Dean Wittig
----------------------------------         -------------------------------------
Gary Zlotnick                              Dean Wittig

     /s/     Maria Hugi                         /s/     Martin Johnson
----------------------------------         -------------------------------------
Maria Hugi                                 Martin Johnson

     /s/     Rod Kirkham                        /s/     Don Mazankowski
----------------------------------         -------------------------------------
Rod Kirkham                                Don Mazankowski

     /s/     Richard Rainey
----------------------------------         -------------------------------------
Richard Rainey

A & F Music Ltd.                           Eisman Holding Ltd.

Per:                                       Per:
    ------------------------------             ---------------------------------

                                  SCHEDULE "A"

                        NAMES AND ADDRESSES OF PURCHASERS

NAME AND ADDRESS

Ray Ayotte
2060 Pine Street
Vancouver, British Columbia
V6J 4P8

Bhupendra Batra
179 West 6th Avenue
Vancouver, British Columbia
V5Y 1K3

Richard Crosson
300 - 1122 Mainland Street
Vancouver, British Columbia

Maria Hugi
3982 West 36th Avenue
Vancouver, British Columbia

Martin Johnson
4085 West 13th Avenue
Vancouver, British Columbia
V6R 2T3

Roderick W.  Kirkham
4630 West 6th Avenue
Vancouver, British Columbia
V6R 1V7

Ian Klassen
1488 - 1090 West Georgia Street
Vancouver, British Columbia
V6B 3V7

Donald Mazankowski
2060 Pine Street
Vancouver, British Columbia
V6J 4P8

Richard Rainey
980 Corona Crescent
Coquitiam, British Columbia
V3J 6Y9

Tim Tycholis
3044 - 1st Street S.W.
Calgary, Alberta
T2S 1P8

Jack Wolfe
676 West 52nd Avenue
Vancouver, British Columbia
V6P 1G2

Garry Zlotnick
2561 West 49th Avenue
Vancouver, British Columbia
V6N 3S4

Eisman Holdings Ltd.
3704 Pine Crescent
Vancouver, British Columbia
V6J 4K3

Ayotte Music (VCC) Ltd.
10891 Bromley Place
Richmond, British Columbia
V7A 4J5

Philip Levinson
10148 Lawson Street
Richmond, British Columbia

Dean Wittig
400 - 1125 Howe Street
Vancouver, British Columbia
V6Z 2K8

                                  SCHEDULE "B"

                    ALLOCATION AND PAYMENT OF PURCHASE PRICE

VENDOR                         PURCHASER(S)                   NUMBER OF NEW                  PAYMENT
                                                              SHARES
==============================================================================================================
TMH Capital Corp.              Bhupendra Batra                50,000 Common                  $10,000
                               Richard Crosson                25,000 Common                  $5,000
                               Ray Ayotte                     25,000 Common                  25,000 New Shares

James R. Yeates                Ian Klassen                    50,000 Common                  $10,000
                               Eisman Holdings Ltd.           25,000 Common                  25,000 New Shares
                               Richard Crosson                25,000 Common                  $5,000

Interactive Selling Inc.       Garry Zlotnick                 50,000 Common                  $10,000
                               Dean Wittig                    50,000 Common                  $10,000
                               Maria Hugi                     50,000 Common                  $10,000
                               Martin Johnson                 50,000 Common                  $10,000
                               Rod Kirkham                    50,000 Common                  $10,000
                               Eisman Holdings Ltd.           50,000 Common                  50,000 New Shares
                                                              25,000 Common                  $5,000
                               Don Mazankowski                100,000 Common                 $20,000
                               Richard Rainey                 50,000 Common                  $10,000
                               Jack Wolfe                     50,000 Common                  $10,000
                               Ray Ayotte                     50,000 Common                  50,000 New Shares
                                                              25,000 Common                  $5,000
                               A & F Music Ltd.               75,000 Common                  75,000 New Shares
                                                              25,000 Common                  $5,000

Timothy Tycholis               Philip Levinson                25,000 Common                  25,000 New Shares


                                  SCHEDULE "C"

                        REGISTRATION OF PURCHASED SHARES

         PURCHASER                                 NUMBER OF PURCHASED SHARES
         ====================================================================
         Bhupendra Batra                           50,000 Common
         Richard Crosson                           50,000 Common
         Maria Hugi                                50,000 Common
         Martin Johnson                            50,000 Common
         Roderick Kirkham                          50,000 Common
         Ian Klassen                               50,000 Common
         Donald Mazankowski                        100,000 Common
         Richard Rainey                            50,000 Common
         Tim Tycholis                              150,000 Common
         Jack Wolfe                                50,000 Common
         Garry Zlotnick                            50,000 Common
         Eisman Holdings Ltd.                      75,000 Common
         A & F Music Ltd.                          100,000 Common
         Ray Ayotte                                100,000 Common
         Philip Levinson                           25,000 Common
         Dean Wittig                               50,000 Common